As filed with the Securities and Exchange Commission on October 28, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cactus Acquisition Corp. 1 Limited
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4B Cedar Brook Drive
Cranbury, NJ 08512
Telephone: (609) 495-2222
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Telephone: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Selinger, Esq. Gary Emmanuel, Esq. Ze’-ev D. Eiger, Esq. McDermott Will & Emery LLP One Vanderbilt Avenue New York, NY 10017-3852 Tel: (212) 547-5400	J. David Chertok, Adv. Haim Gueta, Adv. Jonathan M. Nathan, Adv. Meitar Law Offices 16 Abba Hillel Road Ramat Gan, Israel 5251608 Tel: +972-3-610-3100	Mitchell Nussbaum, Esq. Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Statement on Form S-1 (File No. 333-258042)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)(2)	Proposed Maximum Offering Price per Security(3)		Proposed Maximum Aggregate Offering Price(3)		Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	1,150,000	$10.00		$11,500,000		$1,066.05
Class A ordinary shares included as part of the units(4)	1,150,000	—		—		—
Redeemable warrants included as part of the units(4)	575,000			—		—
Class A ordinary shares underlying the redeemable warrants	575,000	$11.50	(5)	6,612,500		612.98
Total				$18,112,500	(6)	$1,679.03

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-258042).
(2)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.
(5)	Constitutes the exercise price of the redeemable warrants pursuant to which these underlying Class A ordinary shares may be issued, in accordance with Rule 457(g) under the Securities Act.
(6)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $181,125,000 on its Registration Statement on Form S-1, as amended (File No. 333-258042), which was declared effective by the Securities and Exchange Commission on October 28, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $18,112,500 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

This registration statement shall become effective upon filing with the United States Securities and Exchange Commission (the “Commission”) in accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of an additional 1,150,000 units of Cactus Acquisition Corp. 1 Limited., a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-half (1/2) of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-258042) (the “Prior Registration Statement”), initially filed by the Registrant on July 20, 2021 and declared effective by the Securities and Exchange Commission on October 28, 2021. The required opinions of counsel and related consents and accountant’s consent are listed on the exhibit index attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference herein and deemed part of this Registration Statement.

Part II
Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-258042) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands legal counsel to the Registrant.
5.2	Opinion of McDermott Will & Emery LLP, counsel to the Registrant.
23.1	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited.
23.2	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
23.3	Consent of McDermott Will & Emery LLP (included on Exhibit 5.2).
24	Power of Attorney (included on signature page of the Registration Statement on Form S-1 (File No. 333-258042) filed by the Registrant with the Commission on July 20, 2021).

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on the 28th day of October, 2021.

Cactus Acquisition Corp. 1 Limited

By:	/s/ Ofer Gonen
Name:	Ofer Gonen
Title:	Chief Executive Officer and Director

Name	Position

/s/ Ofer Gonen	Chief Executive Officer and Director
Ofer Gonen	(Principal Executive Officer)

/s/ Stephen T. Wills	Chief Financial Officer
Stephen T. Wills	(Principal Financial and Accounting Officer)

*	Chairman of the Board

Nachum Shamir
*	Director

Hadar Ron
*	Director

David J. Shulkin
*	Director

David Sidransky
*/s/ Ofer Gonen

Name: Ofer Gonen Title: Attorney-in-Fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Cactus Acquisition Corp. 1 Limited, in Newark, Delaware, on October 28, 2021.

Puglisi & Associates

By:	/s/ Donald Puglisi
Name: Donald Puglisi
Title: Managing Director

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